Exhibit n.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 19, 2026, relating to the financial statements of Chicago Atlantic BDC, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the captions “Senior Securities” and “Independent Registered Public Accounting Firm” in the Registration Statement.

/S/ BDO USA, P.C.
New York, New York

August 24, 2026